                                                                    Exhibit 20.3

--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1997-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
        PERIOD 23                                                   PAGE # 1
DETERMINATION: 10-May-99                                       Beginning 4/1/99
 DISTRIBUTION: 17-May-99                                          Ending 4/30/99
         TIME: 6/8/99 18:36

                CLASS A-1 5.744% MONEY MARKET ASSET BACKED NOTES
                CLASS A-2 6.100% ASSET BACKED NOTES
                CLASS A-3 6.350% ASSET BACKED NOTES
                CLASS A-4 6.500% ASSET BACKED NOTES
                CLASS A-5 6.600% ASSET BACKED NOTES
                CLASS B-1 6.750% ASSET BACKED CERTIFICATES

                      ORIG PRINCIPAL       BEG PRINCIPAL         PRINCIPAL         INTEREST             TOTAL         END PRINCIPAL
           CLASS          BALANCE             BALANCE          DISTRIBUTION      DISTRIBUTION       DISTRIBUTION         BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    A-1 Notes         $200,000,000.00               $0.00              $0.00             $0.00              $0.00              $0.00

    A-2 Notes         $294,000,000.00               $0.00              $0.00             $0.00              $0.00              $0.00

    A-3 Notes         $227,000,000.00     $183,978,049.37     $21,735,381.64       $973,550.51     $22,708,932.15    $162,242,667.73

    A-4 Notes         $133,000,000.00     $133,000,000.00              $0.00       $720,416.67        $720,416.67    $133,000,000.00

    A-5 Notes          $70,000,000.00      $70,000,000.00              $0.00       $385,000.00        $385,000.00     $70,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
    NOTE TOTALS       $924,000,000.00     $386,978,049.37     $21,735,381.64     $2,078,967.18     $23,814,348.82    $365,242,667.73
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
       B-1             $29,148,275.79      $29,148,275.79              $0.00       $163,959.05        $163,959.05     $29,148,275.79
------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS     $29,148,275.79      $29,148,275.79              $0.00       $163,959.05        $163,959.05     $29,148,275.79
------------------------------------------------------------------------------------------------------------------------------------
      TOTALS          $953,148,275.79     $416,126,325.16     $21,735,381.64     $2,242,926.23     $23,978,307.87    $394,390,943.52
------------------------------------------------------------------------------------------------------------------------------------

                          FACTOR INFORMATION PER $1,000

                           PRINCIPAL            INTEREST          END PRINCIPAL
      CLASS               DISTRIBUTION        DISTRIBUTION           BALANCE
--------------------------------------------------------------------------------
        A-1                0.00000000         0.00000000             0.00000000
                          ------------------------------------------------------
        A-2                0.00000000         0.00000000             0.00000000
                          ------------------------------------------------------
        A-3               95.75057991         4.28876877           714.72540850
                          ------------------------------------------------------
        A-4                0.00000000         5.41666669         1,000.00000000
                          ------------------------------------------------------
        A-5                0.00000000         5.50000000         1,000.00000000
--------------------------------------------------------------------------------
   Notes Totals           23.52314030         2.24996448           395.28427244
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       B-1                 0.00000000         5.62499995         1,000.00000000
--------------------------------------------------------------------------------
Certificate Totals         0.00000000         5.62499995         1,000.00000000
--------------------------------------------------------------------------------
      TOTALS              22.80377796         2.35317661           413.77711479
--------------------------------------------------------------------------------

                     IF THERE ARE ANY QUESTIONS OR COMMENTS,
                  PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

--------------------------------------------------------------------------------

                         KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                         450 WEST 33RD STREET, 15TH FLOOR
                         NEW YORK, NEW YORK 10001
                         (212) 946-3247

(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1997-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
       PERIOD 23                                                   PAGE # 2
DETERMINATION: 10-May-99                                       Beginning 4/1/99
 DISTRIBUTION: 17-May-99                                          Ending 4/30/99
         TIME: 6/8/99 18:36

                                                                                                                         per $1000
                                                                                                                         ---------
Section 5.8 (iii)  Servicing Fee                                                                $346,771.94              0.36381741


Section 5.8 (iv)   Administration Fee                                                             $1,000.00              0.00104915


Section 5.8 (vi)   Pool Balance at the end of the Collection Period                         $394,390,943.52


Section 5.8 (vii)  Repurchase Amounts for Repurchased Receivable
                                            By Seller                                                 $0.00
                                            By Servicer                                         $123,901.80
                                            TOTAL                                               $123,901.80

Section 5.8 (viii) Realized Net Losses for Collection Period                                    $259,805.64


Section 5.8 (ix)   Reserve Account Balance after Disbursement                                $11,831,728.31


Section 5.8 (x)    Specified Reserve Account Balance                                         $11,831,728.31


Section 5.8 (xi)   Total Distribution Amount                                                 $24,810,133.25

                                            Servicing Fee                                       $346,771.94
                                            Administrative Fee                                    $1,000.00
                                            Noteholders' Distribution Amount                 $23,814,348.82
                                            Certificateholders' Distribution Amount             $163,959.05
                                            Deposit to Reserve Account                          $484,053.44

Section 5.8 (xii)  Noteholders' Distributable Amount

                 -------------------------------------------------------------------------------------------------------------------
                 Class    Principal      Interest        Total     Prin (per $1000/orig) Int (per $1000/orig) Total (per $1000/orig)
                 -------------------------------------------------------------------------------------------------------------------
                  A-1           $0.00         $0.00          $0.00       0.00000000           0.00000000             0.00000000
                  A-2           $0.00         $0.00          $0.00       0.00000000           0.00000000             0.00000000
                  A-3  $21,735,381.64   $973,550.51 $22,708,932.15      95.75057991           4.28876877           100.03934868
                  A-4           $0.00   $720,416.67    $720,416.67       0.00000000           5.41666669             5.41666669
                  A-5           $0.00   $385,000.00    $385,000.00       0.00000000           5.50000000             5.50000000
                 -------------------------------------------------------------------------------------------------------------------
                 Total $21,735,381.64 $2,078,967.18 $23,814,348.82      23.52314030           2.24996448            25.77310478
                 -------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiii) Certificateholders' Distutable Amount

                   -----------------------------------------------------------------------------------------------------------------
                   Class   Principal    Interest         Total     Prin (per $1000/orig) Int (per $1000/orig) Total (per $1000/orig)
                   -----------------------------------------------------------------------------------------------------------------
                    B-1     $0.00     $163,959.05     $163,959.05        0.00000000           5.62499995             5.62499995
                   -----------------------------------------------------------------------------------------------------------------
                   Total    $0.00      $163,959.05    $163,959.05        0.00000000           5.62499995             5.62499995
                   -----------------------------------------------------------------------------------------------------------------

Section 5.8 (xiv)  Reserve Fund Transfer Amount                      $484,053.44

(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------